ARTICLES OF INCORPORATION
                          OF CLICK AND CALL CORPORATION

These Articles are in compliance with Chapter 607, F.S.

                                    ARTICLE I

The name of this corporation shall be: CLICK AND CALL
CORPORATION

                                   ARTICLE II

This Corporation shall commence existence upon the date of filing with the Division of Corporations, state of Florida, and shall have perpetual existence.

                                   ARTICLE III

The principal place of business and mailing address of this corporation shall be: 1001 BRICKELL BAY DRIVE, SUITE #1402,
MIAMI, FLORIDA 33131

                                   ARTICLE IV

The general nature of business of this corporation is to transact any and all lawful business.

                                    ARTICLE V

The aggregate number of share which this corporation shall have authority to issue is the total sum of $1,000 shares having an individual par value of $1.00.

Unless otherwise stated in these articles, or in an amendment to those articles, there shall be only one (1) class of stock of this corporation.

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                                   ARTICLE VI

The name and street address of the initial Registered Agent of this corporation shall be:
                    SEAN KANOV
                    1001 BRICKELL BAY DRIVE, SUITE #1402
                    MIAMI, FLORIDA 33131

                                   ARTICLE VII

The initial Board of Directors shall consist of a total of 4 person(s) and the name and address of the person(s) who are to serve as an initial director(s) is
(are):

ANTONIO TREMINIO     1001 BRICKELL BAY DRIVE, SUITE #1402
PRESIDENT            MIAMI, FL 33131

SEAN KANOV           7775 S.W. 125 TERR.
CONTROLLER           MIAMI, FL 33156

CARLOS AVAD          15310 S.W. 52 LANE
                     MIAMI, FL 33185

SYLVI9 MARTINI       1244 PENNSYLVANIA AVENUE, #201
                     MIAMI, FL 33139

                                  ARTICLE VIII

The name and address of the incorporator executing these Articles of Incorporation is:

               EMPIRE CORPORATE KIT OF AMERICA, INC.
               1492 WEST FLAGLER STREET #200
               MIAMI, FLORIDA 33135

The undersigned has executed these Articles of Incorporation this 19th day of October, 1999.

                                   /s/ Ray Stormont
                                   ------------------------
                                   Incorporator
                                   Ray Stormont/President
                                   Signing for
                                   Empire Corporate Kit
                                   of America, Inc.

                                   H99000026277